Date and Time: May 2, 2006 01:34 PM Pacific Time

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 22, 2005 02:58 PM Pacific Time Incorporation Number: BC0300709 Recognition Date: Incorporated on November 21, 1985

NOTICE OF ARTICLES

Name of Company:

GOLDEN QUEEN MINING CO. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

BC0300709 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
GUTRATH, GORDON

Mailing Address:	Delivery Address:
4482 QUESNEL DRIVE	4482 QUESNEL DRIVE
VANCOUVER BC V6L2X6	VANCOUVER BC V6L2X6

Last Name, First Name, Middle Name:
KLINGMANN, H. LUTZ

Mailing Address:	Delivery Address:
6411 IMPERIAL AVE	6411 IMPERIAL AVE
WEST VANCOUVER BC V7W1J5	WEST VANCOUVER BC V7W1J5

Last Name, First Name, Middle Name:
SHYNKARYK, CHESTER

Mailing Address:	Delivery Address:
4690-55B STREET	4690-55B STREET
DELTA BC V4K3B7	DELTA BC V4K3B7

Last Name, First Name, Middle Name:
THOMPSON, EDWARD G.

Mailing Address:	Delivery Address:
111 MOORE AVE	111 MOORE AVE
TORONTO ON M4T1V7	TORONTO ON M4T1V7

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE
1.	100,000,000	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

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